SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[X]        Definitive Proxy Statement
[X]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c)
             or Section 240.14a-12

                             GERMAN AMERICAN BANCORP
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.

       1) Title of each class of securities  to which  transaction  applies:
       2) Aggregate number of securities to which  transaction  applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                             GERMAN AMERICAN BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001


     The Annual Meeting of Shareholders of German American Bancorp (the "Corporation") will be held at the Holiday Inn, U.S. 231 South, Jasper, Indiana, on Thursday, April 26, 2001, at 10:00 a.m., Jasper time, for the following purposes:

1. To elect five Directors to hold office until the Annual Meeting of Shareholders in the year 2003 and until their successors are elected and have qualified.

2. To elect four Directors to hold office until the Annual Meeting of Shareholders in the year 2004 and until their successors are elected and have qualified.

3.   To transact such other business as may properly come before the meeting.

     Holders of record of Common Shares of the Corporation at the close of business on March 1, 2001, are entitled to notice of and to vote at the Annual Meeting.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors

                                         /s/ Kenneth L. Sendelweck

                                         KENNETH L. SENDELWECK
                                         Secretary

April 2, 2001
Jasper, Indiana

                      (ANNUAL REPORT ON FORM 10-K ENCLOSED)

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                             GERMAN AMERICAN BANCORP

                                 April 26, 2001


     This Proxy Statement is being furnished to shareholders on or about April 2, 2001, in connection with the solicitation by the Board of Directors of German American Bancorp (the "Corporation"), 711 Main Street, Jasper, Indiana 47546, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., Jasper time, on Thursday, April 26, 2001, at the Holiday Inn, U.S. 231 South, Jasper, Indiana.

     At the close of business on March 1, 2001, the record date for the Annual Meeting, there were 10,494,677 Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.

                                PROPOSALS 1 AND 2
                              ELECTION OF DIRECTORS

     The Board of Directors is presently divided into two classes, with the terms of the members of one class expiring each year. Effective immediately following the election of Directors at this year's Annual Meeting, the Board of Directors will be divided into three classes of equal size (or as nearly equal size as possible) with the terms of the members of one class expiring each year. In order to change the terms of Directors to conform to the three-class structure, two classes of Directors will be elected at this year's Annual
Meeting: one class of five directors for a term expiring at the Annual Meeting of Shareholders in the year 2003 (Proposal 1) and another class of four directors for a term expiring at the Annual Meeting of Shareholders in the year 2004 (Proposal 2). Each Director elected at the Annual Meeting will serve until such Director's successor is elected and has qualified or until the earlier of the Director's resignation, disqualification, removal or death. Directors Steurer, Thompson and Voyles (whose terms of office otherwise would have continued until the 2002 Annual Meeting without action at this year's Annual Meeting) have agreed to relinquish the remainder of the two-year terms for which they were elected at the 2000 Annual Meeting and stand for re-election as indicated below.

     Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominee do not affect the determination of whether a nominee has received a plurality of the votes cast.

                                    NOMINEES

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the following nominees:

     PROPOSAL 1 (two-year terms expiring at the Annual Meeting of Shareholders in the year 2003): David G. Buehler, David B. Graham, C. James McCormick, Joseph
F. Steurer and Michael J. Voyles.

     PROPOSAL 2 (three-year terms expiring at the Annual Meeting of Shareholders in the year 2004): George W. Astrike, William R. Hoffman, J. David Lett and Chet
L. Thompson.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THESE NOMINEES (ITEMS 1 AND 2 ON THE PROXY).

Each nominee has indicated that he will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as a Director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

     The following table presents certain information as of March 1, 2001, regarding the current Directors of the Corporation, including the nine nominees proposed by the Board of Directors for election at this year's Annual Meeting, and those executive officers of the Corporation who are named in the Executive Compensation section of this Proxy Statement. Unless otherwise indicated in a footnote, the principal occupation of each such person has been the same for the last five years and such person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned him. Unless specified otherwise, each Director and executive officer is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him. Each Director's shares (except Mr. Lett's) include 2,152 shares that he has the right to acquire upon exercise of stock options granted under the Corporation's director compensation program. None of the persons named below beneficially owns more than one percent of the Common Shares, except for Mr. Buehler (3.7%); Mr. Lett (2.3%); and Mr. Ruckriegel (2.9%). The Directors and executive officers as a group beneficially owned 14.2% of the Corporation's Common Shares as of March 1, 2001.

                                                                       Shares
              Name, Present Principal                  Director     Beneficially
                Occupation and Age                     Since(1)        Owned
              -----------------------                  --------     ------------

Directors:

Mark A. Schroeder                                         1991        30,305(2)
President and Chief Executive Officer
of the Corporation(3)
Age 47

George W. Astrike*                                        1982       101,672(4)
Chairman of the Board of the Corporation(5)
Age 65

David G. Buehler*                                         1984       390,840(6)
CEO of Buehler Foods, Inc.
Age 61

David B. Graham*                                          1997        97,182(7)
Past Chairman of the Board, Graham Farms, Inc.
and Graham Cheese Corporation
Age 74

William R. Hoffman*                                       1986       104,692(8)
Farmer; Director of Patoka Valley Feeds, Inc.
Age 63

J. David Lett*                                            2000       242,253(9)
Attorney, Lett & Jones(10)
Age 48

C. James McCormick*                                       1999        28,951(11)
Chairman, McCormick, Inc., and President,
JAMAC Corp. (trucking)
Age 75

Gene C. Mehne                                             1979        11,417(12)
President and Manager, Mehne Farms, Inc.
Age 56

Robert L. Ruckriegel                                      1983       305,414(13)
President, B. R. Associates, Inc. (restaurants)
Age 65

Larry J. Seger                                            1990        66,704(14)
Sales Manager and Secretary/Treasurer,
Wabash Valley Produce, Inc.
(egg and turkey production)
Age 50

Joseph F. Steurer*                                        1983        38,200(15)
Chairman of the Board, JOFCO, Inc.
(office furniture)
Age 64

Chet L. Thompson*                                         1997        19,927(16)
President, Thompson Insurance, Inc.
Age 64

Michael J. Voyles*                                        1998        47,343(17)
President, Voyles Supermarket, Inc.,
and M.J.V. Inc.
Age 52

Named Executive Officers Who Are Not Directors:

Clay W. Ewing                                             ----         3,910(18)
Executive Vice President, Retail Banking, of the Corporation
Age 45


Stan J. Ruhe                                              ----        13,305(19)
Executive Vice President, Credit Administration, of the Corporation
Age 49

Kenneth L. Sendelweck(20)                                 ----         7,002(20)
Secretary/Treasurer of the Corporation;
President/CEO of the German American Bank
Age 46

All Directors of the Corporation
and Executive  Officers as a Group                                 1,509,116(22)
(16 persons)

 *Nominee

     (1) Includes service on the Board of German American Bank prior to the organization of the Corporation. Does not include prior service on the Board of Directors of any other bank subsidiary acquired by the Corporation.

     (2) Includes 1,466 shares held jointly by Mr. Schroeder and his wife; and 12,159 shares Mr. Schroeder has the right to purchase upon the exercise of stock options.

     (3) Mr. Schroeder was named Chief Executive Officer of the Corporation effective January 1, 1999, after having served as its President and Chief Operating Officer since July 1, 1995.

     (4) Includes 81,358 shares that Mr. Astrike has the right to purchase upon the exercise of stock options.

     (5) Mr. Astrike served as Chief Executive Officer of the Corporation through December 31, 1998.

     (6) Includes 8,302 shares held jointly by Mr. Buehler and his wife; 43,757 shares held by the David G. Buehler Charitable Trust; and 334,757 shares held by Buehler Foods, Inc., of which Mr. Buehler is Chief Executive Officer and majority shareholder and with respect to which Mr. Buehler shares voting and investment powers.

     (7)  Includes 17,777 shares owned by Mr. Graham's wife.

     (8)  Includes 30,356 shares owned by Mr. Hoffman's wife.

     (9) Includes 721 shares held jointly by Mr. Lett and his wife; 251 shares held by Mr. Lett's wife; and 236,191 shares held by Mr. Lett's mother.

     (10) Mr. Lett was elected to the Board of Directors by the Board of Directors in November, 2000 to serve until the 2001 Annual Meeting to fill the vacancy created by the resignation of his brother, Michael B. Lett. Lett & Jones represents the Union Banking Division of Peoples National Bank, a subsidiary of the Corporation, as legal counsel.

     (11) Includes 110 shares owned by Mr. McCormick's wife.

     (12) Includes 2,419 shares owned by Mr. Mehne's wife; and 1,478 shares held by German American as trustee for the Mehne Farms, Inc. Qualified Plan.

     (13) Includes 90 shares held jointly by Mr. Ruckriegel and his wife; 26,846 shares owned by Mr. Ruckriegel's wife; and 241,905 shares held by Ruckriegel Associates #1 LP, of which Mr. Ruckriegel and his wife are partners.

     (14) Includes 7,439 shares held jointly by Mr. Seger and his wife; and 29,534 shares owned by certain corporations of which Mr. Seger is an executive officer and a shareholder.

     (15) Includes 5,020 shares owned in trust by Mr. Steurer's wife; and 27,868 held in trust by Mr. Steurer.

     (16) Includes 2,491 shares owned by Mr. Thompson's wife; 6,319 shares held jointly by Mr. Thompson and his wife; and 6,515 shares held in Mr. Thompson's wife's IRA Account.

     (17) Includes 2,172 shares held jointly by Mr. Voyles and his wife; and 30,634 shares held by a generation skipping trust of which Mr. Voyles is trustee.

     (18) Includes 313 shares held jointly by Mr. Ewing and his wife; and 3,597 shares held in an IRA Account.

     (19) Includes 767 shares owned jointly by Mr. Ruhe and his wife; and 4,899 shares Mr. Ruhe has the right to purchase upon the exercise of stock options.

     (20) Mr. Sendelweck has served as Secretary/Treasurer of the Corporation since May, 2000. He has served as President, Chief Executive Officer and Director of German American Bank since May, 1999. Prior to May, 1999, Mr. Sendelweck served as the Vice President and Assistant Treasurer of Kimball International, Inc.

     (21) Includes 2,389 shares held jointly by Mr. Sendelweck and his wife.

     (22) Includes 148,792 shares that Directors and Executive Officers had the right to acquire upon the exercise of stock options and 351,440 shares as to which voting and investment powers were shared by members of the group with spouses or others.

                          SUBSIDIARY BOARD MEMBERSHIPS

     Certain members of the Corporation's Board of Directors also serve on the Board of Directors of one or more of the subsidiaries of the Corporation as follows: Mr. Schroeder, all subsidiary boards; Mr. Astrike, German American Bank and Peoples National Bank; Messrs. Buehler, Hoffman, Mehne, Ruckriegel, Seger and Steurer, German American Bank; Mr. Voyles, Citizens State Bank; Mr. McCormick, First American Bank; and Messrs. Lett and Thompson, Peoples National Bank.

                            COMMITTEES AND ATTENDANCE

     The Board of Directors of the Corporation held seven meetings during 2000. The Corporation has standing audit and compensation committees but does not have a nominating committee. The Audit Committee, consisting of Directors Hoffman (Chairman), Lett, Graham, McCormick and Seger, met three times in 2000. The Audit Committee monitors and oversees the Corporation's internal controls and its financial reporting process, and the performance by independent accountants of an independent audit of the Corporation's consolidated financial statements. The Corporation's Human Resources Committee (previously named the Compensation Committee), consisting of Directors Steurer (Chairman), Astrike, Buehler, Graham, Ruckriegel and Schroeder, met four times during 2000. The Human Resources Committee makes salary and bonus recommendations to the Board of Directors and administers the grant of options and other awards under the Corporation's stock option and equity incentive plans. Each of the Directors, except Mr. McCormick, attended at least 75 percent of the aggregate number of meetings of the Board of Directors of the Corporation and the committee on which he served during 2000.

                            COMPENSATION OF DIRECTORS

     On June 1, 2000, as compensation for the annual terms that commenced on the dates of the respective annual meetings of the Corporation and of each of its subsidiary banks that were held in 2000 and which will expire at their respective annual meetings in 2001, the Corporation compensated its Directors for their service to it and its subsidiary banks through annual retainers which are earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance. Under this annual retainer program, the Corporation on June 1, 2000 (a) awarded each of its Directors, including Mr. Schroeder, (i) shares of common stock with a value on the date of award of $2,000, and (ii) an option to purchase 1,050 shares of the Corporation's common stock exercisable for ten years (five years in the case of Messrs. Graham and McCormick) at an exercise price of $14.46 per share, which was not less than the market value of the stock at the date of grant, and (b) granted each Director additional shares of the Corporation's common stock with a value of $5,200, or in lieu thereof and at the Director's election, a cash payment.

     Except for Mr. Graham, all of the members of the Corporation's Board of Directors served on the Board of one of the subsidiary banks during 2000, as disclosed above under the table of "Nominees." Each of such Directors (other than Mr. Schroeder, who as a salaried employee of the Corporation was ineligible) received additional compensation for his service to such subsidiaries during 2000. Under the Corporation's annual retainer program described above, the members of the Board of Directors of each subsidiary (including members who are also are Directors of the Corporation, except Mr. Schroeder) were awarded the same package of stock of the Corporation offered by the Corporation to the Corporation's Directors, except that members of the subsidiary boards of directors were not granted stock options for their service on those boards.

     In addition to his Director compensation described above, Mr. Astrike receives payments under a consulting agreement and certain other benefits pursuant to a comprehensive retirement package that was fixed in 1998 (and modified in 2000) by the Board of Directors in recognition of his past service to the Corporation and expected future contributions. This compensation is not for services rendered as a director. In August 2000, the Board of Directors amended Mr. Astrike's consulting agreement to provide for the payment to him during 2000 of the present value of the remaining payments due to him under that agreement, and extended by approximately 16 months the period during which Mr. Astrike's deferred compensation retirement balance could continue to remain on account with German American Bank and accrue interest under his 1993 executive deferred compensation agreement. Payments to Mr. Astrike under his consulting agreement during 2000 were $209,215.

                           INDEPENDENT ACCOUNTANT FEES

AUDIT FEES

     Crowe, Chizek and Company LLP has audited the Corporation's financial statements for the calendar year 2000 that are included in the Corporation's annual report on Form 10-K, which report has been filed with the Securities and Exchange Commission ("SEC") and is being delivered to shareholders concurrently with this Proxy Statement. The Corporation has paid (or expects to pay) fees to Crowe, Chizek and Company LLP (including cost reimbursements) of $86,380 for its services in connection with the calendar year 2000 audit and in connection with its review of the Corporation's unaudited financial statements that were included in its quarterly reports on Form 10-Q, which reports were filed with the SEC during the year 2000.

ALL OTHER FEES

     The Corporation has paid (or expects to pay) fees to Crowe, Chizek and Company LLP (including cost reimbursements) of $263,400 for all other services rendered during the year 2000. These services included tax return preparation, tax consulting, employee benefit plan audits, permitted internal audit outsourcing, registration statement and merger and acquisition services, assistance with branch profitability analysis, marketing customer information file (MCIF) software maintenance agreement, and other non-audit services.

                          REPORT OF THE AUDIT COMMITTEE

     The   Corporation  is  providing  this   disclosure   statement  to  inform
shareholders of the oversight of its Audit Committee with respect to the Corporation's financial reporting. The Audit Committee's charter, which was adopted by the Audit Committee on May 26, 2000, is attached to this Proxy Statement as Appendix I.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Audit Committee is comprised of five members of the Board of Directors of the Corporation. All of the members of the Audit Committee are independent, as that term is defined by the requirements of the National Association of Securities Dealers for quotation of the Corporation's stock on the Nasdaq Stock Market.

REVIEW WITH MANAGEMENT AND INDEPENDENT ACCOUNTANTS

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and with Crowe, Chizek and Company LLP, the independent accountants for the Corporation with respect to the Corporation's consolidated financial statements for the calendar year 2000. Management represented to the Audit Committee that the Corporation's consolidated financial statements as of and for the year ended December 31, 2000 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the independent accountants' provision of non-audit services to the Corporation is compatible with maintaining that firm's independence.

     Based  upon the  discussions  and  reviews  referred  to  above,  the Audit
Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

                        William R. Hoffman, Chairman
                   J. David Lett        C. James McCormick
                   David B. Graham      Larry J. Seger


                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation's Chief Executive Officer and each of the Corporation's other executive officers whose salary and bonus earned during fiscal 2000 exceeded $100,000.


                                      SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                    Annual Compensation        Compensation Awards
                                    -------------------        -------------------
Name and Principal                                             Securities Underlying      All Other
Position                      Year      Salary        Bonus       Options/SARs(1)        Compensation
------------------            ----      ------        -----    ---------------------     ------------

Mark A. Schroeder,            2000     $160,000     $37,760            1,050             $  26,833(2)
President and C.E.O.(3)       1999     $160,000     $35,866            3,064             $  30,591
                              1998     $135,000     $35,284                0             $  30,505

Stan J. Ruhe,                 2000     $100,000     $19,062            8,925             $  11,912(4)
Executive Vice President,     1999     $100,000     $17,942              633             $  11,794
Credit Administration         1998     $ 99,500     $21,622              354             $  12,112

Clay W. Ewing,                2000     $ 92,500     $17,487            8,925             $  11,020(5)
Executive Vice President,     1999     $ 81,640     $23,891              ---             $  10,570
Retail Banking (6)            1998     $ 72,000     $10,927              ---             $   8,378

Kenneth L. Sendelweck,        2000     $105,000     $54,214            8,925             $  13,137(7)
President and CEO of
German American Bank (8)

     (1)  The  numbers  of shares  underlying  options  have been  retroactively  adjusted  to reflect subsequent stock splits and stock dividends and are rounded to the nearest whole share.

     (2)  Represents  contributions of $8,500 under the Profit Sharing Plan, matching contributions of
          $8,500  under the 401(k) Plan,  Director  compensation  in the form of common  shares of the
          Corporation  valued at $7,200,  and $2,633 in  above-market  interest  credited  on deferred
          Director fees.

     (3)  Mr. Schroeder became Chief Executive Officer of the Corporation effective January 1, 1999.

     (4)  Represents  contributions of $5,956 under the Profit Sharing Plan and matching contributions of $5,956 under the 401(k) Plan.

     (5)  Represents  contributions of $5,510 under the Profit Sharing Plan and matching contributions of $5,510 under the 401(k) Plan.

     (6)  Mr. Ewing also served as President  and Chief  Executive  Officer of First State Bank during all periods presented.

     (7)  Represents  contributions of $8,229 under the Profit Sharing Plan and matching contributions of $4,907 under the 401(k) Plan.

     (8)  Mr. Sendelweck became Secretary/Treasurer of the Corporation in May, 2000.


                      Option/SAR Grants In Last Fiscal Year

     The following table presents information on the stock option grants that were made during 2000 pursuant to the German American Bancorp 1992 Stock Option Plan and 1999 Long-Term Equity Incentive Plan (the "Option Plans"). The numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock splits and dividends and fractional shares have been ignored. The potential realizable values set forth in the table are presented in accordance with SEC requirements and are not intended to forecast possible future appreciation of the Corporation's Common Shares.

                       Individual Grants                                                          Potential Realizable
                       -----------------                                                            Value at Assumed
                     Number of      % of Total                                                      Annual Rates of
                    Securities      Options/SARs                   Market                             Stock Price
                    Underlying       Granted to                   Price at                          Appreciation for
                   Options/SARs     Employees in     Exercise     Time of       Expiration            Option Term
Name                Granted(1)      Fiscal Year        Price      Issuance         Date             5%            10%
----                 -------       -------------     --------     --------      ----------        ------        ------

Mark A. Schroeder     1,050(2)          1.23%         $14.46        $14.46     June 1, 2010     $ 8,277.03    $20,477.35

Stan J. Ruhe          8,925(3)         10.44%         $13.81        $13.81     July 1, 2005     $26,562.06    $57,202.30

Clay W. Ewing         8,925(3)         10.44%         $13.81        $13.81     July 1, 2005     $26,562.06    $57,202.30

Kenneth L.
Sendelweck            8,925(3)         10.44%         $13.81        $13.81     July 1, 2005     $26,562.06    $57,202.30

     (1)  The Option Plans  provide that if an optionee  tenders  Common Shares of the  Corporation  already owned by the optionee as payment,  in whole or in part,  of the  exercise  price for the shares the  optionee has elected to purchase  under the option,  then the  Corporation  is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified  option),  with the same expiration date as the option that was exercised,  and covering a number of Common Shares equal to the number of Common Shares  tendered.  The per share  exercise  price of the  replacement  option  equals  the  fair  market  value  of a Common  Share of the
          Corporation  on the date of exercise of the original  option.  Replacement  options are not  exercisable  for a period  of twelve  months  following  their  date of grant  and are  subject  to  cancellation  if during  such twelve-month  period the  optionee  sells any  Common  Shares of the  Corporation  other than in payment of the exercise  price of another  option  under the Option  Plans.  The Option Plans also provide that if a corporate reorganization  would result in the  termination  of the Plan and  unexercised  options,  then all  unexercised options will become immediately  exercisable regardless of any vesting requirements.  None of the stock options granted in 2000 were  replacement  options.

     (2)  Mr. Schroeder's options were exercisable immediately upon granting.

     (3)  The options granted to Messrs.  Ruhe, Ewing and Sendelweck were not exercisable on the date of grant but become exercisable  in  accordance  with a vesting  schedule  that  permits the holders to exercise 20% of the options granted  following the first  anniversary of the grant date, with an additional 20% vesting on each of the next four anniversaries.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

     The following table sets forth information with respect to options exercised during 2000 pursuant to the Option Plans and the December 31, 2000 values of the holdings of "in-the-money" options. An option is considered to be "in-the-money" if and to the extent that the December 31, 2000 market value of the Corporation's Common Shares exceeded the applicable option exercise price. (Numbers of options and per share exercise prices have been retroactively adjusted to reflect subsequent stock splits and dividends.) As of December 31, 2000, none of the options listed below were "in-the-money" options.

                                                                                          Value of
                                                                                          Unexercised
                                                                                          In-the-money
                                                                                          Options/
                                                              Number of Unexercised       SARs at Fiscal
                          Shares                              Options/SARs at Fiscal      Year-End ($)
                          Acquired on         Value                Year-End (#)           Exercisable/
Name                      Exercise (#)     Realized ($)     Exercisable/Unexercisable     Unexercisable
----                      ------------     ------------     -------------------------     -------------

Mark A. Schroeder             0                 0                 12,159 /     0               ---
Stan J. Ruhe                  0                 0                  4,899 / 8,925               ---
Clay W. Ewing                 0                 0                      0 / 8,925               ---
Kenneth L. Sendelweck         0                 0                      0 / 8,925               ---

                                COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION POLICY

     The Human Resources Committee (the "Committee") of the Board of Directors of the Corporation (formerly called the Compensation Committee) has the responsibility for establishing all compensation for the Corporation's executive officers. An independent compensation consulting firm, Hay Group, Inc., has been retained by the Corporation to advise the Compensation Committee on all compensation matters.

     The Committee is currently composed of six members, consisting of four non-employee directors who are not executive officers and are not eligible to participate in any management compensation programs; one non-employee director (Mr. Astrike) who is Chairman of the Board; and Mr. Schroeder, the Corporation's Chief Executive Officer. Mr. Schroeder absents himself from, and does not participate in, any Committee proceedings relating to the determination of his own compensation. Mr. Astrike's compensation for future years was fixed in 1998 (and modified in 2000) by the entire Board of Directors as part of a comprehensive retirement package in recognition of his past service to the Corporation and expected future contributions, and not as part of the annual compensation program.

     The primary goals of the Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by more closely aligning the interests of executive officers with the interests of the Corporation's shareholders. The Committee attempts to attain these goals by setting total compensation at competitive levels considering an executive officer's individual performance while also providing effective incentives tied to the Corporation's overall financial performance. The executive compensation program consists of three basic elements: (1) base salary, (2) incentive awards, and (3) stock option awards.

BASE SALARY

     The Corporation attempts to provide the executive officers with a base salary that is competitive with the salaries offered by the other bank holding companies of comparable size in Indiana and the surrounding states. The Committee establishes the salary of the President and CEO ("CEO") independently without the participation of the CEO. The base salaries of the Corporation's other executive officers are determined by the Committee with recommendations from the CEO. The same compensation principles are applied in setting the salaries of all employees, including the CEO, to ensure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data that is obtained from a relevant peer group and from the Hay Group, Inc., a trade association, and the Corporation's accounting firm. From survey data, salary ranges are established each year for the CEO and all other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the 50th percentile of estimated base salaries paid to comparable positions across a peer group of regional banking companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Corporation's salary administration program and performance review system. In 2000, the base salaries for the executive officers as a group and the CEO were within the established salary ranges. Increases in base compensation are not automatically based on increased compensation at comparable institutions, however, but also reflect the performance of the individual executive officer and of the Corporation. Based on these criteria, no adjustment was made in the CEO's base salary in 2000.

INCENTIVE AWARDS

     During 2000, the Corporation implemented an Executive Management Incentive Plan for certain key officers, not including the CEO. This Plan provides for the payment of additional compensation in the form of annual cash incentive payments and option grants contingent upon the achievement of certain corporate goals and the achievement of certain business performance goals. The Plan assigns each officer a scorecard based on specific corporate and shareholder-related performance goals balanced by their area of responsibility, their business unit, and their expected individual level of contribution to the Corporation's achievement of its corporate goals.

     Also during 2000, cash bonuses were awarded to executive officers, including the CEO, based on the extent that the Committee believes that they were merited based on the attainment of certain goals relating to the Corporation's retail banking earnings. Based on these criteria, the bonus awarded for 2000 to Mr. Schroeder exceeded the bonus that he received in 1999.

STOCK OPTION AWARDS

     In 1992 the Corporation adopted a Stock Option Plan that provides for the award of incentive stock options and non-qualified stock options, and in 1999 the Corporation adopted the 1999 Long Term Equity Incentive Plan which also provides for the award of incentive and non-qualified stock options and other equity-based awards (the "Option Plans"). The purpose of granting options is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards. The size of stock option awards depends upon the executive officer's level of responsibility and individual performance. Stock options are granted at or above the estimated fair market value of a Common Share of the Corporation on the date of grant. The four non-officer directors on the Committee also serve as the Stock Option Committee of the Corporation, which administers the Option Plans.

                   SUBMITTED BY THE MEMBERS OF THE COMMITTEE:

                  George W. Astrike       Robert L. Ruckriegel
                  David Buehler           Joseph F. Steurer
                  David B. Graham         Mark A. Schroeder

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Two of the persons who served during 2000 on the Human Resources Committee of the Corporation's Board of Directors, Messrs. Astrike and Schroeder, were executive officers of the Corporation. Mr. Astrike's compensation for future years was determined by the entire Board of Directors of the Corporation in 1998 (and modified in 2000) as part of his long-term retirement program and was not determined by the Committee. Mr. Schroeder was not present for, and did not participate in, any Committee proceedings relating to the determination of his own compensation. None of the other four members of the Committee is, or previously was, an officer or employee of the Corporation. Mr. Buehler, a member of the Committee, is a principal shareholder, officer and director of Buehler Foods, Inc., which subleases space for three branch banking facilities to two of the bank subsidiaries of the Corporation. Mr. Ruckriegel, a member of the Committee, is a principal shareholder, officer and director of B.R. Associates, Inc. During 2000, the Corporation entered into a five-year lease agreement (with options to renew) under which the Corporation agreed to pay rent to B.R. Associates, Inc., of approximately $2,400 per month (an aggregate of approximately $144,000 over the initial term of the lease) with respect to office space in Jasper, Indiana.

                 CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

     During 2000, the bank subsidiaries of the Corporation had (and expect to continue to have in the future) banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                             STOCK PERFORMANCE GRAPH

         The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's five-year cumulative total returns with market and industry returns. The following graph compares the Corporation's five-year cumulative total returns with those of the Russell 2000 Stock Index and the Indiana Bank Peer Group. The Indiana Bank Peer Group includes all Indiana-based bank holding companies that have been in existence for the five-year period ended December 2000, the stocks of which has been traded on an established securities market (NYSE, AMEX, NASDAQ) throughout that five-year period. The returns of each company in the Indiana Bank Peer Group have been weighted to reflect the company's market capitalization.


                                [GRAPHIC OMITTED]


                              German       Russell
                             American       2000        Indiana Bank
                              Bancorp       Index        Peer Group
                              -------       -----        ----------

            12/31/1995        $ 100.0      $ 100.0        $ 100.0
            12/31/1996        $ 130.8      $ 116.5        $ 120.5
            12/31/1997        $ 236.8      $ 142.6        $ 181.1
            12/31/1998        $ 180.6      $ 138.9        $ 201.9
            12/31/1999        $ 148.4      $ 168.5        $ 172.3
            12/29/2000        $ 113.7      $ 163.4        $ 164.7

Return based on $100 invested on December 29, 1995 and the reinvestment of dividends.

                            APPOINTMENT OF AUDITORS

     Crowe, Chizek and Company LLP ("Crowe Chizek") served as auditors for the Corporation in 2000. Although it is anticipated that Crowe Chizek will be selected, the Audit Committee has not yet considered the appointment of auditors for 2001. The Audit Committee expects to make a recommendation to the Board following the Audit Committee's April 2001 meeting. Representatives of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        PRINCIPAL OWNERS OF COMMON SHARES

     As of March 1, 2001, the Corporation had no knowledge of any shareholder or group of shareholders who beneficially owned more than five percent of the Corporation's outstanding Common Shares.

            SECTION 16(a): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers and persons who beneficially own more than ten percent of the Corporation's Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Corporation's Common Shares and other equity securities. On the basis of information submitted by the Corporation's Directors, executive officers, and greater-than-ten-percent owners, the Corporation believes that all required Section 16(a) filings for fiscal 2000 were timely made except for the following inadvertent failures: (a) each of the Corporation's directors named in this proxy statement (except J. David Lett but including his predecessor Michael
B. Lett) failed to include his receipt of a grant of stock options under the 1999 director retainer program on their Form 5 statements filed in February 2000, which Form 5 statements were (or will be) amended in 2001; (b) Mr. Voyles filed during 2000 a late report of his acquisition of beneficial ownership of shares contributed to a trust for his children of which he is trustee; (c) Mr. Ruhe filed during January 2001 a late report of a transaction effected during December 2000 for the accounts of his children; and (d) Mr. McCormick filed during 2000 an amended Form 3 (and amendments to each subsequently filed report) to increase the number of shares that were held by him as of the date he first became a director of the Corporation.


                                  OTHER MATTERS

     The Board of Directors knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                    EXPENSES

     The Corporation will pay all expenses in connection with this solicitation of proxies.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the Annual Meeting of Shareholders to be held in the year 2002 must deliver the proposal so that it is received by the Corporation no later than November 27, 2001. Proposals should be mailed to the Shareholder Information and Corporate Office, attention: Terri A. Eckerle, German American Bancorp, 711 Main Street, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

                                   APPENDIX I


                             GERMAN AMERICAN BANCORP

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

                                     PURPOSE


     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls, and the Corporation's audit, accounting, and financial reporting processes generally.

     In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants and internal audit department, and provide for open, ongoing, communication among the independent accountants, financial and senior management, internal audit department, and the Board of Directors concerning the Corporation's financial position and affairs.

                                   COMPOSITION

     Effective June 14, 2001, the Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with NASDAQ rules. Effective June 14, 2001, in accordance with NASDAQ rules, all members of the Audit
Committee shall be "financially literate", i.e. able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS

     The Committee shall meet at least semi-annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the Internal Auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall have access as requested to members of Corporation and subsidiary management.

RESPONSIBILITIES AND DUTIES

     The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountant's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o Review with a representative of the independent accountants the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

o Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to it's filing:
     (1) the Corporation's annual consolidated financial statements and related footnotes;
     (2) the independent accountants' audit of the consolidated financial statements and their report;
     (3) any serious difficulties or disputes with management encountered during the course of the audit; and
     (4) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

o On an annual basis, the audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence.

o The Committee will have prepared and reviewed the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit Committee:
     (1) has reviewed and discussed the audited consolidated financial statements with management;
     (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;
     (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and
     (4) has recommended to the Board of Directors, based on the review and discussion referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

o    The  Audit  Committee  and  Board  of  Directors  are  responsible  for the selection, evaluation and, where appropriate, replacement of the independent accountants. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

o Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

o Review and discuss reports submitted to the Audit Committee by the Internal Auditor and independent accountants.

o    Review  and  concur  in  the  appointment,   replacement,  reassignment  or
     dismissal of the Internal Auditor.

o    Review the  performance  of the internal  audit  department,  including its
     reporting,   the  proposed  audit  plans  for  the  coming  year,  and  the coordination of such plans with the independent accountants.

o    Review as needed, the Corporation's audit policy.

     In addition to the activities described above, the Audit Committee will perform such other functions, as necessary or appropriate under law, the Corporation's charter or By-laws, and the resolutions and other directives of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS OF
                             GERMAN AMERICAN BANCORP


     I hereby appoint Gene C. Mehne and Larry J. Seger, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp that I am entitled to vote at the Annual Meeting of Shareholders to be held at The Holiday Inn located at US 231 South in Jasper, Indiana, on April 26, 2001 at 10:00 a.m., Jasper time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Proxy Statement dated April 2, 2001.

     SHAREHOLDERS SHOULD MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

1.   ELECTION OF DIRECTORS IN CLASS I
     (To withhold authority to vote for any individual nominee, strike a line through the nominees' name.)

         [  ]  FOR all nominees in Class I  (except otherwise indicated)

         [  ]  WITHHOLD AUTHORITY on all nominees below

               David G. Buehler, David B. Graham, C. James McCormick, Joseph F. Steurer, Michael J. Voyles


2.   ELECTION OF DIRECTORS IN CLASS II
     (To withhold authority to vote for any individual nominee, strike a line through the nominees' name.)

         [  ]  FOR all nominees in Class II (except otherwise indicated)

         [  ]  WITHHOLD AUTHORITY on all nominees below

               George W. Astrike, William R. Hoffman, J. David Lett, Chet L. Thompson


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                Dated:
                                        ----------------------------------------


                                ------------------------------------------------


                                ------------------------------------------------
                                               Signature or Signatures

                                (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they are signing.)